SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the  Registrant [x]
Filed by a Party other than the Registrant []
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Fidelity Bankshares, Inc.
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              Alan Schick, Luse Lehman Gorman Pomerenk & Schick, PC
            --------------------------------------------------------
                   (Name of Person(s) Filling Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................
         2) Aggregate number of securities to which transaction applies:
         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5)  Total fee paid:
         .......................................................................
[ ]  Fee previously paid:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

March 23, 2001


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Fidelity Bankshares, Inc. (the "Company"). The Annual Meeting will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m., (local time) on April 17, 2001.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.

The Annual Meeting is being held so that stockholders will be given an opportunity to elect three directors and to ratify the appointment of Deloitte & Touche LLP as auditors for the Company's 2001 fiscal year.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


Sincerely,

/s/ Vince A. Elhilow

Vince A. Elhilow
President and Chief Executive Officer

                            Fidelity Bankshares, Inc.
                                205 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 659-9900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 17, 2001

         Notice is hereby given that the Annual Meeting of Fidelity Bankshares, Inc. (the "Company") will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m., (local time) on April 17, 2001.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       The election of three directors of the Company;

         2. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ended December 31, 2001; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 2, 2001 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors

                                              Elizabeth M. Cook
                                              ------------------
                                              Secretary


West Palm Beach, Florida
March 23, 2001

--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       of
                            FIDELITY BANKSHARES, INC.
                                205 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 659-9900


--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 17, 2001
--------------------------------------------------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Fidelity Bankshares, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida on April 17, 2001 at 10:00 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 23, 2001.
--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------


         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Elizabeth M. Cook , at the address of the Company shown above or the receipt of a later dated proxy by the Company. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.
--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------


         Holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), as of the close of business on March 2, 2001 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 6,512,434 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

         Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by named executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date. The shares of Common Stock beneficially owned by directors individually are listed under Proposal I--Election of Directors.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table provides the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group as of December 31, 2000. The business address of each director and executive officer is 205 Datura Street, West Palm Beach, Florida.

                            Number of Shares     Percent of All    Percent of
       Name of               of Common Stock     Common Stock     Publicly Held
  Beneficial Owner        Beneficially Owned(1)  Outstanding(1)  Common Stock(2)
------------------------  ---------------------  -------------- ----------------

Vince A. Elhilow(3)            133,784                2.05%         4.59%
Joseph B. Shearouse, Jr.        62,320                0.96          2.14
Keith D. Beaty(4)               32,393                0.50          1.11
Paul C. Bremer                   2,000                0.03          0.07
F. Ted Brown, Jr.(5)            32,395                0.50          1.11
Donald E. Warren, M.D.(6)       28,259                0.43          0.97
Karl H. Watson                   1,000                0.02          0.03
Richard D. Aldred(7)            39,512                0.61          1.36
J. Robert McDonald(8)           52,073                0.80          1.79
Joseph C. Bova(9)               29,370                0.44          1.01
Robert L. Fugate(10)            43,373                0.67          1.49
Christopher C. Cook(11)          7,169                0.11          0.25

All directors and executive
  Officers as a group.(12)     463,648                7.12%        15.92%
--------------------
(1)  Based upon 6,511,084 shares outstanding.
(2) Based upon 2,912,584 shares held by persons other than Fidelity Bankshares, Inc.
(3) Includes 12,500 shares of common stock subject to options pursuant to the stock option plan that may be exercised within 60 days of the record date and 28,810 shares held by the management performance plan. Includes 4,598 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 12,571 shares held under the savings plan for employees for the benefit of Mr. Elhilow.
(4) Includes 15,180 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan.
(5) Includes 8,000 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan.
(6) Includes 15,180 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan.
(7) Includes 6,724 shares of common stock subject to options pursuant to the stock option plan and 8,654 shares held by the management performance plan. Includes 4,373 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 4,138 shares held under the savings plan for employees for the benefit of Mr. Aldred.
(8) Includes 18,243 shares held by the management performance plan. Includes 3,983 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 8,616 shares held under the savings plan for employees for the benefit of Mr. McDonald.
(9) Includes 9,055 shares of common stock subject to options pursuant to the stock option plan and 5,329 shares held by the management performance plan. Includes 4,251 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 7,156 shares held under the savings plan for employees for the benefit of Mr. Bova.
(10) Includes 4,862 shares of common stock subject to options pursuant to the stock option plan and 7,819 shares held by the management performance plan. Includes 3,813 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan. Includes 12,479 shares held under the savings plan for employees for the benefit of Mr. Fugate.
(11) Includes 1,996 shares subject to options that may be exercised pursuant to the directors' plan. Includes 573 shares allocated under the Fidelity Federal Bank and Trust's employee stock ownership plan.
(12) Unless otherwise indicated, includes shares held directly by the individuals as well as by spouses, in trust, and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and investment power. Includes 38,360 shares of common stock which outside directors of Fidelity Bankshares, Inc. have the right to acquire within 60 days of the record date pursuant to the exercise of stock options granted under the Fidelity Federal Bank and Trust stock option plan for outside directors.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Company's Board of Directors is composed of seven members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. The terms of the Board of Directors are classified so that approximately one-third of the directors are up for election in any one year. Three directors will be elected at the Meeting. The Board of Directors has nominated to serve as directors Paul C. Bremer, F. Ted Brown, Jr. and Karl H. Watson, each to serve for a three-year term.

         The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. Historical information relates to the Bank and its mutual predecessor. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.


                                                          Director  Current Term
       Name               Age         Positions Held      Since (1)   to Expire
------------------      --------   --------------------  ---------  -----------

                                         NOMINEES

Paul C. Bremer            57             Director           2000       2001

F. Ted Brown, Jr.         71             Director           1990       2001

Karl H. Watson            59             Director           1999       2001

                         DIRECTORS CONTINUING IN OFFICE


Keith D. Beaty            50             Director           1992       2002

Joseph B. Shearouse, Jr.  77       Chairman of the Board    1961       2002

Vince A. Elhilow          61       President and Chief      1984       2003
                                     Executive Officer

Donald E. Warren, M.D.    73             Director           1979       2003

         The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

         Vince A. Elhilow has been President of Fidelity Federal Bank and Trust since 1987 and Chief Executive Officer of Fidelity Federal Bank and Trust since 1992. Prior to his appointment as President of Fidelity Federal Bank and Trust, Mr. Elhilow was manager of the Mortgage Loan Department from 1973 to 1992 and Executive Vice President and Chief Operating Officer from 1981 to 1987. Mr. Elhilow joined Fidelity Federal Bank and Trust in January 1963 and has been a Director since 1984.

         Joseph B. Shearouse, Jr. is Chairman of the Board of Directors. Mr. Shearouse joined Fidelity Federal Bank and Trust in 1954 and has held various positions in Fidelity Federal Bank and Trust. Mr. Shearouse became Chairman of the Board of Fidelity Federal Bank and Trust in 1987 and was President of Fidelity Federal Bank and Trust from 1974 to 1987. Mr. Shearouse has been a director of Fidelity Federal Bank and Trust since 1961. Mr. Shearouse retired as an active officer of Fidelity Federal Bank and Trust on January 31, 1995, but has continued as Chairman of the Board.

         Keith D. Beaty is the President and Chief Executive Officer of Implant Innovations, Inc. a distributor of dental implants, located in West Palm Beach. Mr. Beaty has been a director of Fidelity Federal Bank and Trust since 1992.

         Paul C. Bremer is a retired certified public accountant. From 1979 until his retirement in 2000, Mr. Bremer was a partner with the accounting firm of Ernst & Young. Mr. Bremer was appointed to the Board of Directors in August 2000.

         F. Ted Brown, Jr. is the President of Ted Brown Real Estate, Inc., located in North Palm Beach. Mr. Brown has been a director of Fidelity Federal Bank and Trust since 1990.

         Donald E. Warren, M.D. is a retired physician who practiced in West Palm Beach for over 36 years. He was associated with Intracoastal Health Systems until his retirement in November 1996. Dr. Warren has been a director of Fidelity Federal Bank and Trust since 1979.

         Karl H. Watson is President of the Quarries, Cement and Construction Division, CSR Rinker, a concrete and building materials company based in West Palm Beach. Mr. Watson has been with CSR Rinker for over 35 years. Mr. Watson was appointed to the Board of Directors on January 19, 1999.

         Richard D. Aldred is Executive Vice President, Chief Financial Officer and Treasurer.

         Joseph C. Bova is Executive Vice President and Lending Operations Manager.

         Robert L. Fugate is Executive Vice President and Banking Operations Manager.

         Christopher H. Cook became Executive Vice President and corporate counsel in 1996. Prior to that time, Mr. Cook was a partner with the law firm of Brackett, Cook, Sned, Welch, D'Angio, Tucker & Farach, P.A.

Ownership Reports by Officers and Directors

         The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. No disclosure is required with respect to the Company's Officers and Directors.
--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


         The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2000, the Board of Directors of the Company held 13 regular and special meetings. During the year ended December 31, 2000, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company and committees on which such director served.

         The Company does not have a compensation committee. All cash compensation paid to executive officers is paid by the Bank. The Executive Compensation Committee of the Bank meets periodically to review the performance of officers and employees and determine compensation programs and adjustments. It is comprised of Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson. The Executive Compensation Committee met once during the year ended December 31, 2000.

         The Board of Directors serves as the Nominating Committee. During the year ended December 31, 2000, one meeting was held.

         The Audit and Examination Committee of the Bank consists of Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson. This committee meets on a quarterly basis with the internal auditor and the Bank's compliance officer to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. The Audit Committee also meets twice a year with the Company's independent auditors. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Exhibit A. The Audit Committee met four times during the year ended December 31, 2000.

Audit Fees

         The aggregate fees billed by Deloitte & Touche, LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $155,000.

Financial Information Systems Design and Implementation Fees

         Their were no aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $15,969.

         The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Audit Committee Report

         In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000;

         o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

              This report has been provided by the Audit Committee:

          Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson

Compensation Committee Interlocks and Insider Participation

         The Company does not independently compensate its executive officers, directors, or employees. The Executive Compensation Committee of the Bank retains the principal responsibility for the compensation of the officers, directors and employees of the Bank. The Executive Compensation Committee consists of Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson. The Executive Compensation Committee reviews the benefits provided to the Bank's officers and employees. During the year ended December 31, 2000 the Executive Compensation Committee met once.

Report of the Executive Compensation Committee

         Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Compensation Committee of the Bank, at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

         The Executive Compensation Committee of the Bank is delegated the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Bank, and the requirements of appropriate regulatory agencies. All non- employee directors sit on the Executive Compensation Committee and participate in executive compensation decision making. All cash compensation paid to executive officers is paid by the Bank; the Company does not currently pay any cash compensation to executive officers.

         The primary goal of the Bank and its Executive Compensation Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. Each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

         Compensation for senior management is reviewed annually on a cycle that coincides with the Bank's fiscal year end. In general, the purpose of the annual compensation review is to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. In this regard the Executive Compensation Committee utilized nine salary surveys, including the "Florida Bankers Salary Survey," "Savings and Community Bankers Annual Salary Survey," the "Bank Administration Institute Salary Survey" and the "SNL Executive Compensation Review." In addition, the Executive Compensation Committee considers the overall profitability of the Bank and the executive officer's contribution to the Bank when making its decision.

         The Board of Directors approved a base salary for the Bank's Chief Executive Officer of $340,000 for fiscal year 2001, which represented a 6.8% increase from the level of base salary of $316,800 provided in fiscal 2000. The 2001 salary level was based upon level of performance and industry standards.

     This report has been provided by the Executive Compensation Committee:

          Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson

Performance Graph

         Set forth hereunder is a performance graph comparing (a) the total return on the common stock of the Company and predecessor Bank for the period beginning on January 1, 1996, through December 31, 2000, (b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (c) the yearly cumulative total return on stocks included in the Nasdaq Bank Index over such period. The cumulative total return on the Bank's common stock was computed assuming the reinvestment of cash dividends.

         There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.


                            Fidelity Bankshares Inc.
[GRAPHIC OMITTED]




                                                     Period Ending
--------------------------------------------------------------------------------
Index                 12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
--------------------------------------------------------------------------------
Fidelity
Bankshares Inc.        100.00    114.51    217.21    157.80    104.20    153.43
--------------------------------------------------------------------------------
NASDAQ - Total US*     100.00    123.04    150.69    212.51    394.92    237.62
--------------------------------------------------------------------------------
SNL $1B-$5B
Bank Index             100.00    129.63    216.19    215.69    198.23    224.95
--------------------------------------------------------------------------------
MHC Thrifts            100.00    129.37    289.72    198.89    176.91    246.68
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

         The following table sets forth the cash compensation paid for services during the years ended December 31, 2000, 1999 and 1998 to Fidelity Bankshares, Inc.'s Chief Executive Officer and Fidelity Bankshares, Inc.'s five most highly compensated executive officers other than the Chief Executive Officer.


                                           Summary Compensation Table
================================================================================
                                 Annual Compensation

                                                                       Other
                                                                       Annual
       Name and           Year Ended         Salary        Bonus    Compensation
  Principal Position     December 31,        ($)(1)       ($)(2)     ($)(3)(4)
Vince A. Elhilow             2000           $316,800     $159,853     $ 39,707
President and Chief          1999            292,000       26,922       39,362
Executive Officer            1998            270,000       22,441       39,699

----------------------  ---------------  ----------- ------------ ------------
J. Robert McDonald           2000           $152,000    $  20,338     $ 13,598
Executive Vice               1999            143,500       13,230       14,717
President--Appraisal;        1998            133,500       11,096       14,148
President of FRAS

Richard D. Aldred            2000           $169,000    $  49,597      $ 3,050
Executive Vice               1999            157,000       14,475        2,770
President--Finance           1998            145,000       12,052        2,676

Joseph C. Bova               2000           $165,000    $  49,597     $ 11,938
Executive Vice               1999            150,000       13,830       11,878
President--Lending           1998            133,000       11,054       10,732
Operations

----------------------  ---------------  ----------- ------------ ------------
Robert L. Fugate             2000           $162,000    $  49,597      $ 6,314
Executive Vice               1999            147,000       13,553        6,039
President--Banking           1998            129,500       10,763        6,838
Operations Manager

----------------------  ---------------  ----------- ------------ ------------
Christopher C. Cook          2000           $169,000    $  49,597      $ 7,860
Executive Vice               1999            157,000       14,475        7,625
President                    1998            145,000       12,052       15,481
Corporate Counsel

======================  ===============  =========== ============ ============

================================================================================
                                                      Long-Term
                                                  Compensation Awards
                                    Restricted
                                       Stock    Options/              All Other
       Name and         Year Ended    Award(s)    SARs              Compensation
  Principal Position   December 31,     ($)        (#)    Payouts       ($)(5)
Vince A. Elhilow           2000         --         --       --        $ 45,022
President and Chief        1999         --         --       --         134,994
Executive Officer          1998         --         --       --         103,639

--------------------- -------------- --------- ---------  --------- ------------
J. Robert McDonald         2000         --         --       --        $ 27,671
Executive Vice             1999         --         --       --          44,229
President--Appraisal;      1998         --         --       --          60,970
President of FRAS

Richard D. Aldred          2000         --         --       --        $ 30,077
Executive Vice             1999         --         --       --          41,374
President--Finance         1998         --         --       --          48,441

Joseph C. Bova             2000         --         --       --        $ 29,318
Executive Vice             1999         --         --       --          46,390
President--Lending         1998         --         --       --          50,953
Operations

--------------------- -------------- --------- ---------  --------- ------------
Robert L. Fugate           2000         --         --       --        $ 28,581
Executive Vice             1999         --         --       --          36,406
President--Banking         1998         --         --       --          45,978
Operations Manager

--------------------- -------------- --------- ---------  --------- ------------
Christopher C. Cook        2000         --         --       --        $ 27,804
Executive Vice             1999         --         --       --          21,515
President                  1998         --         --       --          15,075
Corporate Counsel

===================== ============== ========= =========  ========= ============
--------------------------------
(1) Includes compensation deferred at the election of the named individual under Fidelity Federal Bank and Trust's savings plan for employees, Fidelity Federal Bank and Trust's flexible benefit plan and Fidelity Federal Bank and Trust's long-term deferred compensation plan.
(2) Includes amounts deferred at the election of the executive under Fidelity Federal Bank and Trust's management performance plan.
(3) Includes $26,400, $2,400 and $2,400 in Directors' fees for Fidelity Federal Bank and Trust and its subsidiaries, payable to Messrs. Elhilow, McDonald and Bova, respectively, in 2000.

(Footnotes continued on following page)

(4) Consists of automobile lease payments or automobile reimbursement stipends and club dues for the named individual. The aggregate amount of such benefits did not exceed the lesser of $50,000 or 10% of cash compensation for the named individual.
(5) Includes amount allocated to executive officers under Fidelity Federal Bank and Trust employee stock ownership plan, long-term deferred compensation plan and matching contributions allocated under Fidelity Federal Bank and Trust's savings plan for employees.

Employment and Severance Arrangements

         Employment Agreement. Fidelity Federal Bank and Trust has entered into an employment agreement with Vince A. Elhilow, President and Chief Executive Officer of Fidelity Federal Bank and Trust. The employment agreement is intended to ensure that Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. will be able to maintain a stable and competent management. The continued success of Fidelity Federal Bank and Trust and Fidelity Bankshares, Inc. depends to a significant degree on the skill and competence of the President and Chief Executive Officer.

         The employment agreement provides for a three-year term for Mr. Elhilow. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the employment agreement for an additional year such that the remaining term shall be three years unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive. The agreement provides that the base salary of Mr. Elhilow will be reviewed annually. Effective January 1, 2001, the current base salary of Mr. Elhilow is $340,000. In addition to the base salary, the employment agreement provides that Mr. Elhilow is to receive all benefits provided to permanent full-time employees of Fidelity Federal Bank and Trust, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreement provides for termination by Fidelity Federal Bank and Trust for cause at any time. In the event Fidelity Federal Bank and Trust chooses to terminate his employment for reasons other than for cause, or upon the termination of his employment for reasons other than a change in control, as defined in the employment agreement, or in the event of his resignation from Fidelity Federal Bank and Trust upon: (i) failure to re-elect him to his current office; (ii) a material change in his functions, duties or responsibilities which change would cause his position to become one of lesser responsibility, importance or scope; (iii) relocation of his principal place of employment by more than 30 miles; (iv) the liquidation or dissolution of Fidelity Federal Bank and Trust; or (v) a breach of the agreement by Fidelity Federal Bank and Trust, the executive, or in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the employment agreement or three times the average of the executive's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by Fidelity Federal Bank and Trust.

         If termination, whether voluntary or involuntary, follows a change in control of Fidelity Federal Bank and Trust or Fidelity Bankshares, Inc., as defined in the employment agreement, the executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. Fidelity Federal Bank and Trust would also continue the executive's life, health, and disability coverage for the remaining unexpired term of the employment agreement to the extent allowed by the plan or policies maintained by Fidelity Federal Bank and Trust from time to time.

         The employment agreement provides that for a period of one year following termination (other than in connection with a change in control), the executive agrees not to compete with Fidelity Federal Bank and Trust in any city, town or county in which Fidelity Federal Bank and Trust maintains an office or has filed an application to establish an office.

         Severance Plan. Fidelity Federal Bank and Trust has entered into severance agreements (the "Severance Agreements") with Richard D. Aldred, Executive Vice President, Joseph C. Bova, Executive Vice President, Robert L. Fugate, Executive Vice President, and Christopher H. Cook, Esquire, Executive Vice President/Corporate Counsel, providing for certain benefits in the event of a change of control of Fidelity Federal Bank and Trust or Fidelity Bankshares, Inc. Following a change of control of Fidelity Bankshares, Inc. or Fidelity Federal Bank and Trust, as defined in the Severance Agreements, the officer shall be entitled to a payment under a severance agreement if the officer terminates employment following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles.

         In the event that an officer is entitled to receive payments pursuant to a severance agreement, he shall receive a cash payment up to a maximum of three times such officer's annual compensation prior to termination of employment, plus life and medical coverage for a period of up to 36 months from the date of termination.

Directors' Compensation

         The Chairman of the Board receives a monthly fee of $3,000 and each director receives a monthly meeting fee of $2,000. Committee chairmen receive fees of $425 for each meeting attended and committee members receive $300 for each meeting attended. Fidelity Federal Bank and Trust paid a total of $209,375 in director and committee fees during the fiscal year ending December 31, 2000. In addition, Fidelity Federal Bank and Trust has one chairman emeritus who receives $1,200 monthly. One director emeritus does not receive any fee; however, he receives $1,341 monthly under Fidelity Federal Bank and Trust's Retirement Plan for directors. The directors emeriti meet informally with members of Fidelity Federal Bank and Trust to discuss general matters affecting Fidelity Federal Bank and Trust. Directors emeriti do not attend board meetings and they have no authority to affect Board or management decisions. There are currently three directors emeriti.

         Retirement Plan for Directors. Fidelity Federal Bank and Trust maintains a non-tax qualified Retirement Plan for Directors that provides directors who serve on the Board for at least five years with an annual retirement benefit equal to 80% of such directors' director fees for his or her last full year of service on the Board. Eligible directors must have served on the Board on or after January 1, 1990. Retirement benefits are payable monthly over a period equal to the number of months (including partial months) that a director has served on the Board. The directors' retirement plan provides for survivor benefits payable to a designated beneficiary in an amount equal to the director's regular benefit for a period of up to 180 months or the number of months the director served on the Board, whichever is less. Survivor benefits begin the day a deceased director would have reached age 65. Survivors are entitled to receive the remaining payments due a director who dies after retirement from the Board but before payment of all benefits under the directors' retirement plan. During the year ended December 31, 2000, the cost to Fidelity Federal Bank and Trust of the Director's Plan was $65,915.

Benefits

         Defined Benefit Plan. Fidelity Federal Bank and Trust maintains a noncontributory defined benefit plan. All employees age 21 or older who were hired prior to January 1, 2001, and who have worked at Fidelity Federal Bank and Trust for a period of one year and been credited with 1,000 or more hours of employment with Fidelity Federal Bank and Trust during the year are eligible to accrue benefits under the defined benefit plan. Fidelity Federal Bank and Trust annually contributes an amount to the retirement plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Employees who are hired after December 31, 2000 will not be entitled to participate in the defined benefit plan. Employees who are not eligible to participate in the defined benefit plan will be entitled to an enhanced benefit in the Savings Plan for Employees.

         At the normal retirement age of 65 (or the fifth anniversary of plan participation, if later), the plan is designed to provide a life annuity guaranteed for ten years. The retirement benefit provided is an amount equal to the sum of (1) and (2), where (1) is 1.46% of a participant's average monthly compensation multiplied by the participant's credited service; and (2) is .44% of average monthly compensation in excess of $1,417 multiplied by the participant's credited service (not to exceed 35 years). Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 15 years of service with Fidelity Federal Bank and Trust. Upon termination of employment other than as specified above, a participant who was employed by Fidelity Federal Bank and Trust for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment. At December 31, 2000, the market value of the retirement plan trust fund equaled approximately $12.6 million. For the plan year ended December 31, 2000, Fidelity Federal Bank and Trust made a contribution to the retirement plan of $1,306,433.

         The following table indicates the annual retirement benefit that would be payable under the retirement plan upon retirement at age 65 in calendar year 2000, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.


                          Years of Service and Benefits Payable at Retirement
Final Average
 Compensation       15        20         25          30        35         40
 ------------       --        --         --          --        --         --
 $  25,000       $ 6,003   $ 8,004   $ 10,005    $ 12,006  $ 14,007    $ 15,832
 $  50,000        13,128    17,504     21,880      26,256    30,632      34,282
 $  75,000        20,253    27,004     33,755      40,506    47,257      52,732
  $100,000        27,378    36,504     45,630      54,756    63,882      71,182
  $150,000        41,628    55,504     69,380      83,256    97,132     104,596


         The following table sets forth the years of credited service (i.e., benefit service) as of December 31, 2000, for each of the individuals named in the cash compensation table.
                                                                     Years of
             Name                                               Credited Service

   Vince A. Elhilow.............................................          37.9
   J. Robert McDonald...........................................          44.3
   Richard D. Aldred............................................          16.0
   Joseph C. Bova...............................................          29.2
   Robert L. Fugate.............................................          28.6
   Christopher C. Cook..........................................           4.9

         Savings Plan for Employees. Fidelity Federal Bank and Trust maintains a savings plan for employees which is a qualified, tax-exempt profit sharing plan with a cash-or-deferred feature under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate. Commencing April 1, 2001, new employees and employees not previously eligible, other than certain excluded employees, will be eligible to make salary deferral contributions on the first day of the month following their 90th day of employment. Peak-time employees will continue to be eligible to make salary deferrals on the January 1 or July 1 after attainment of age 21 and completion of 1,000 hours of service.
 Funds included in the 401(k) plan are managed by an independent trustee who is appointed by Fidelity Federal Bank and Trust's Board of Directors.

         Under the 401(k) plan, participants are permitted to make salary reduction contributions to the 401(k) plan equal to a percentage of up to 15% of compensation. For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) plan or the flexible benefits plan sponsored by Fidelity Federal Bank and Trust), but does not include compensation in excess of the Code section 401(a)(17) limits. The participants' salary reduction contribution may be matched by Fidelity Federal Bank and Trust, in its discretion, in the amount of $.50 per $1.00, up to a maximum of 6% of the participants' salary. A participant is eligible for matching contributions on the January 1 or July 1 after attainment of age 21 and completion of one year of service in which they have 1,000 hours of service. All employee contributions and earnings thereon are fully and immediately vested. All employer matching contributions vest at the rate of 20% per year until a participant is 100% vested after five years of service. Participants will also vest in employer matching contributions upon the attainment of the normal retirement age of 65 or later, death or disability, regardless of their years of service. A participant may also withdraw salary reduction contributions in the event the participant suffers a financial hardship.

         Fidelity Federal Bank and Trust will amend the 401(k) plan to provide that employees who are hired on or after January 1, 2001, will be entitled to receive an employer discretionary contribution once they become eligible to participate in the 401(k) plan. The employer discretionary contribution will be provided in lieu of a benefit accrual under the defined benefit plan, which has been closed to employees who are hired after December 31, 2000. It is anticipated that eligible employees will be entitled to an employer discretionary contribution equal to (i) 3% of eligible compensation after the first year of eligibility; (ii) 4% after the 7th year of eligibility ; and (iii) 5% after the 14th year of eligibility.

         The 401(k) plan permits employees to direct the investment of their own accounts into various investment options, including our common stock. In connection with the stock offering, participants will be permitted to direct the investment of all or a portion of their account towards purchases of Fidelity Bankshares, Inc. common stock in the offering.

         Plan benefits will be paid to each participant in either a lump sum or installments over a period of up to 20 years, at the participant's election. Upon distribution of a participant's account, the participant will have the choice of having his account paid to him in common stock (to the extent invested therein) or in cash. At December 31, 2000, the market value of the 401(k) plan trust fund equaled approximately $10.2 million. The contribution to the 401(k) plan for the plan year ended December 31, 2000, was $409,063. During the year ended December 31, 2000, Fidelity Federal Bank and Trust contributed $4,800, $4,380, $4,800, $4,530, $4,416 and $4,800 to the accounts of Messrs. Elhilow,
McDonald, Aldred, Bova, Fugate and Cook, respectively.

         Supplemental Executive Retirement Plan. Fidelity Federal Bank and Trust maintains a non-qualified supplemental executive retirement plan for certain executives of Fidelity Federal Bank and Trust to compensate those executive participants in Fidelity Federal Bank and Trust's retirement plan whose benefits are limited by Section 415 or Section 401(a)(17) of the Internal Revenue Code. As of December 31, 2000, there were 15 executive employees participating in the supplemental executive retirement plan. The supplemental executive retirement plan provides the designated executive employees with retirement benefits generally equal to 80% of compensation (the "target percentage") reduced by the employee's accrued benefit under Fidelity Federal Bank and Trust's retirement plan and 50% of the social security benefits. Benefits under the supplemental executive retirement plan vest over a period ending on normal retirement age which is age 65 or age 60 with 30 years of service. Participants may increase their target percentage by 2% of compensation for each year of service beyond normal retirement age; however, a participant's target percentage may not exceed 100%. Participants may elect to have benefits paid as a single life annuity with guaranteed 10-year term or as a joint and 100% or joint and 50% survivor annuity. Benefits for participants who retire before normal retirement age are reduced 5% per year for each year under normal retirement age.

         Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant's accrued benefit under the Plan. Pre-retirement benefits are payable in 120 equal monthly installments.

         The supplemental executive retirement plan is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the supplemental executive retirement plan are payable from the general assets of Fidelity Federal Bank and Trust; however, Fidelity Federal Bank and Trust has set up a trust to ensure that sufficient assets will be available to pay the benefits under the supplemental executive retirement plan.

         The benefits paid under the supplemental executive retirement plan supplement the benefits paid by the retirement plan. Fidelity Federal Bank and Trust is unable to project the actual amounts to be paid to each participant under the supplemental executive retirement plan. The following table indicates the expected aggregate annual retirement benefit payable from the retirement plan, supplemental executive retirement plan and 50% of estimated social security benefits to supplemental executive retirement plan participants, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.

                        Years of Service and Benefit Payable at Retirement
Final Average
 Compensation           25             30             35             40
 ------------           --             --             --             --
   $100,000        $  80,000      $  80,000      $  80,000      $  80,000
   $125,000          100,000        100,000        100,000        100,000
   $150,000          120,000        120,000        120,000        120,000
   $175,000          140,000        140,000        140,000        140,000
   $200,000          160,000        160,000        160,000        160,000
   $225,000          180,000        180,000        180,000        180,000
   $250,000          200,000        200,000        200,000        200,000
   $275,000          220,000        220,000        220,000        220,000
   $300,000          240,000        240,000        240,000        240,000

         Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook have 37.9, 44.3, 16.0, 29.2, 28.6 and 4.9 years, respectively, of credited service under the supplemental executive retirement plan as of December 31, 2000. Mr. Aldred's normal retirement age under the supplemental executive retirement plan is 60. Mr. Cook's normal retirement age under the supplemental executive retirement plan is 62. Fidelity Federal Bank and Trust's cost attributable to the supplemental executive retirement plan was $1,481,987 for the year ended December 31, 2000.

         Long-Term Deferred Compensation Plan. Fidelity Federal Bank and Trust maintains a long-term deferred compensation plan for selected officers designated by the Board of Directors. As of December 31, 2000, the Board has designated 15 executives to participate in the long-term deferred compensation plan, including Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook. The long-term deferred compensation plan provides the designated executives with the option of deferring any percentage of compensation until retirement. In addition to participant deferrals, Fidelity Federal Bank and Trust may contribute annually an amount equal to 10% of each participant's compensation. For these purposes, "compensation" includes salary payable during the calendar year, before reduction for amounts deferred under this Plan or any other salary reduction plan, but does not include bonuses, expense reimbursements, or non-cash compensation. Participant and bank contributions are credited to a separate account which earns "interest" at an annual rate equal to Moody's corporate bond index plus 3%. Participants are at all times 100% vested in participant deferrals but vest in Fidelity Federal Bank and Trust's contributions over a period of years ending on each participant's normal retirement age of 65 (or age 60 with 30 years of service). Benefits are paid, beginning no later than 60 days following termination of employment with Fidelity Federal Bank and Trust, either as a lump sum or, at the participant's election made at the time of deferral, over a period of 60, 120 or 180 months. Participants may alternatively elect to withdraw participant deferrals prior to their normal retirement date, but no less than seven years following the end of the deferral period in which the participant initially elected the early withdrawal option. Early withdrawals are available from participant deferrals only and may not be made from bank contributions or "interest" credited to a participant's account. Although segregated "accounts" are set up for participants, all amounts credited to a participant's account remain subject to the claims of Fidelity Federal Bank and Trust's general creditors. For the year ended December 31, 2000, Fidelity Federal Bank and Trust vested and funded $31,680, $15,200, $16,900, $16,500, $16,200 and $16,900 to the account balances of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook, respectively.

         Senior Management Performance Incentive Award Program. Fidelity Federal Bank and Trust maintains a senior management performance incentive award program to reward selected members of senior management (i.e., senior officers, vice presidents and above) for their services which contributed to Fidelity Federal Bank and Trust's success during the year. The senior management performance award program has two elements: a bonus program for senior management and a non-qualified deferred compensation plan available only to certain members of senior management that are eligible for an award. Under the senior management performance incentive award program, Fidelity Federal Bank and Trust annually sets aside a varying percentage of net profits and allocates such sums to key management employees in accordance with criteria annually determined by the plan committee. The awards are paid after the end of the calendar year to which they relate. Participants who are eligible elect either immediate receipt of annual awards or deferral of such awards in a non-qualified deferred compensation plan for a designated period of years, or until retirement. Amounts allocated to participants under the non-qualified deferred compensation plan will be invested among ten investment funds, including an Employer Stock Fund. Participants in the non-qualified plan are entitled to direct the investment of amounts allocated to their accounts towards the purchase of common stock in the offering. A participant's benefit under the plan will equal the value of the benefit booked to the participant's account. At the time of distribution, deferred amounts will be received in a lump sum or in installments.

         Supplemental Survivor Benefit Plan. Fidelity Federal Bank and Trust maintains a Supplemental Survivor Benefit Plan that provides selected bank officers with life insurance in an amount initially equal to three times such officer's annual compensation. For these purposes, "officer" means any individual who has achieved the rank of corporate secretary, vice president or higher. Fidelity Federal Bank and Trust is the owner and beneficiary of the life insurance policies; however, each participant is permitted to designate a beneficiary or beneficiaries to whom benefits under the plan would be paid by Fidelity Federal Bank and Trust in the event of such officer's death. If a participant does not designate a beneficiary, Fidelity Federal Bank and Trust will pay the participant's benefits to his or her spouse, children, or estate. The plan is intended to qualify as a "top-hat" plan exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA.

         Supplemental Disability Income. Fidelity Federal Bank and Trust also has purchased long-term disability income insurance policies for the benefit of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook to provide disability income in an amount equal to the lesser of $10,000 per month or 60% of such participant's basic monthly salary less disability income payable from other sources. Benefits are payable for periods of up to 60 months for participants who become disabled prior to age 60 and for progressively shorter periods for participants who become disabled after attaining age 60.

         Employee Stock Ownership Plan and Trust. Fidelity Federal Bank and Trust maintains an employee stock ownership plan and related trust for eligible employees. The employee stock ownership plan is a tax-qualified plan subject to the requirements of ERISA and the Code. Employees with a 12-month period of employment with Fidelity Federal Bank and Trust during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate (employees who satisfy these requirements after 6 months of employment will be entitled to participate earlier). The employee stock ownership plan was originally funded from borrowings from an unrelated third-party lender to purchase 193,200 shares of common stock, which shares serve as collateral for the loan. On June 30, 1997, the loan was purchased and is now held by Fidelity Bankshares, Inc. The loan is being repaid principally from Fidelity Federal Bank and Trust's contributions to the employee stock ownership plan. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become 100% vested after five years of credited service. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. Fidelity Federal Bank and Trust's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

         The Board of Directors established a committee consisting of all of the non-employee directors of Fidelity Federal Bank and Trust to administer the employee stock ownership plan, and has appointed an unrelated corporate trustee for the employee stock ownership plan. The Benefits Committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee will generally vote all shares of common stock held under the employee stock ownership plan in accordance with the written instructions of the employee stock ownership plan committee. In certain circumstances, however, the trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the employee stock ownership plan trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the trustee for the plan to the employee stock ownership plan participants. Under ERISA, the Secretary of Labor is authorized to bring an action against the plan trustee for the failure of the trustee to comply with its fiduciary responsibilities. Such a suit could seek to enjoin the trustee from violating its fiduciary responsibilities and could result in the imposition of civil penalties or criminal penalties if the breach is found to be willful.

         In connection with the stock offering, the employee stock ownership plan intends to obtain a loan from Fidelity Bankshares, Inc. in order to purchase up to 6% of the shares issued in the stock offering. It is anticipated that the loan will be repaid over a period of up to 10 years.

         Stock Option Plan. Options to purchase 227,700 shares of common stock were granted on January 7, 1994, pursuant to the Fidelity Federal Savings Bank of Florida 1994 Incentive Stock Option Plan. The options (with limited rights) provide for an exercise price of $9.09 per share (adjusted for a 10% stock dividend distributed November 30, 1995). Set forth below is information relative to options granted under the 1994 Incentive Stock Option Plan to named executive officers.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
==========================================================================================================================
                                                                     Number of Securities
                                  Shares                                  Underlying              Value of Unexercised
           Name                  Acquired            Value                Unexercised                 In-The-Money
                                    Upon          Realized (1)            Options at                Options at Fiscal
                                 Exercise                               Fiscal Year-End               Year-End (2)
                                                                         Exercisable/                 Exercisable/
                                                                         Unexercisable                Unexercisable

Vince A. Elhilow                   7,500            $79,950                12,500/0                    $131,688/0
---------------------------
J. Robert McDonald                   0                 0                      0/0                          0/0
Richard D. Aldred                    0                 0                    6,724/0                     $70,837/0
Joseph C. Bova                      600              $3,696                 9,055/0                     $95,394/0
Robert L. Fugate                     0                 0                    4,862/0                     $51,221/0
---------------------------  -----------------  ----------------  ---------------------------  ---------------------------
Christopher C. Cook                1,000             $4,910                 1,996/0                     $21,028/0
===========================  =================  ================  ===========================  ===========================

(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of common stock received upon exercise computed using the price of the common stock as quoted on the Nasdaq National Market at the time of exercise.
(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 2000, at which date the closing price of the common stock as quoted on the Nasdaq National Market was at $19.625.

         Stock Option Plan for Outside Directors. Options to purchase 75,900 shares of common stock were granted to outside directors on January 7, 1994 under the Fidelity Federal Savings Bank of Florida 1994 Stock Option Plan for Outside Directors.

         The options provide for an exercise $9.09 per share which was equal to the fair market value of the common stock on the date of grant. All options granted under the directors' stock option plan expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. Options for 15,180 shares of common stock have been awarded to each of Directors Warren, Brown, and Beaty. The directors' stock option plan further provides that each new director shall be granted options to purchase 100 shares of common stock to the extent options remain available in, or are returned to, the directors' stock option plan. Presently, there are no options reserved for future grant.

         Awards under the stock recognition plan would be nontransferable and nonassignable. Under OTS rules, if the stock recognition plan is adopted within one year following the conversion, the shares which are subject to an award would vest at a rate of 20% at the end of each full 12 months of service with Fidelity Federal Bank and Trust after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Awards would be 100% vested upon termination of employment or service due to death or disability, and if the stock recognition plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of Fidelity Federal Bank and Trust or Fidelity Bankshares, Inc. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service is terminated for cause (as defined), shares not already delivered would be forfeited. Under OTS rules, if the stock recognition plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive no more than 30% of the awards under the plan in the aggregate.

         The recipient of an award will recognize income equal to the fair market value of the stock earned, determined as of the date of vesting, unless the recipient makes an election under ss. 83(b) of the Code to be taxed earlier. The amount of income recognized by the recipient would be a deductible expense for tax purposes for Fidelity Bankshares, Inc. If the stock recognition plan is adopted within one year following the conversion, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the stock recognition plan is adopted within one year following the conversion, shares not yet vested will be voted by the trustee of the stock recognition plan, taking into account the best interests of the award recipients. If the stock recognition plan is adopted more than one year following the conversion, dividends declared on unvested shares will be distributed to the recipient when paid, and the recipient will be entitled to vote the unvested shares.
--------------------------------------------------------------------------------
                    TRANSACTIONS WITH CERTAIN RELATED PERSONS
--------------------------------------------------------------------------------


         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. Prior to the enactment of FIRREA, the Bank provided loans to Directors and executive officers at reduced rates and/or with points waived or reduced. Subsequent to the enactment of FIRREA, loans made to officers, directors, and executive officers are made in the ordinary course of business on the same terms and conditions as the Bank would make to any other customer in the ordinary course of business and do not involve more than a normal risk of collectibility or present other unfavorable features.

         The Bank intends that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Bank than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Bank not having any interest in the transaction. During the year ended December 31, 2000, the Bank had no loans outstanding to directors or executive officers which were made on preferential terms.
--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------


         The Board of Directors of the Company has approved the engagement of Deloitte & Touche LLP to be the Company's auditors for the 2001 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Deloitte & Touche LLP for the Company's fiscal year ending December 31, 2001. A representative of Deloitte & Touche LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

         In order to ratify the selection of Deloitte & Touche LLP as the auditors for the 2001 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Deloitte & Touche LLP as auditors for the 2001 fiscal year.
--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------



         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 218 Datura Street, West Palm Beach, Florida 33401, no later than November 22, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements or inclusion established by the SEC in effect at the time such proposal is received.

         The date on which the Annual Meeting of Stockholders is expected to be held is April 16, 2002. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2001 Annual Meeting of Stockholders must be given to the Company no later than January 16, 2002.
--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------



         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary, Fidelity Bankshares, Inc., 205 Datura Street, West Palm Beach, Florida 33401.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Elizabeth M. Cook
                                              ------------------

West Palm Beach, Florida
March 23, 2001

                                 REVOCABLE PROXY

                            FIDELITY BANKSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 17, 2001

         The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at a Annual Meeting of Stockholders ("Meeting") to be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m. (local time) on April 17, 2001. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                            VOTE
                                                 FOR      WITHHELD
1.  The election as directors of all nominees    ---      --------
    listed below (except as marked to the         _          _
    contrary below)                              |_|        |_|

    Paul C. Bremer
    F. Ted Brown, Jr.
    Karl H. Watson

    INSTRUCTION:  To withhold your vote for
    one or more nominees, write the name of
    the nominee(s) on the lines below.

    ---------------------------------------

    ---------------------------------------

                                                FOR      AGAINST      ABSTAIN
                                                ---      -------      -------
                                                 _          _            _
2.  The ratification of the appointment of      |_|        |_|          |_|
    Deloitte & Touche LLP as auditors for the fiscal year ending December 31, 2001.



The Board of Directors recommends a vote "FOR" each of the listed proposals.
--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated March 23, 2001.


                                               _
Dated: _________________, 2001                |_|  Check Box if You Plan
                                                   to Attend Meeting


-------------------------------               ----------------------------------
PRINT NAME OF STOCKHOLDER                     PRINT NAME OF STOCKHOLDER


-------------------------------               ----------------------------------
SIGNATURE OF STOCKHOLDER                      SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.




--------------------------------------------------------------------------------
           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------